4th Quarter 2012 Earnings Release

Aimco
APARTMENT HOMES

Page

1	Earnings Release

10	Consolidated Statements of Operations

12	Consolidated Balance Sheets

13	Schedule 1a – Funds From Operations (4Q 2012 v. 4Q 2011)

15	Schedule 1b – Funds From Operations (YTD 4Q 2012 v. YTD 4Q 2011)

17	Schedule 2 – Portfolio Summary

18	Schedule 3 – Net Asset Value Supplemental Information

20	Schedule 4 – Non-Recourse Property Debt Information

22	Schedule 5 – Share Data

23	Schedule 6a – Conventional Same Store Operating Results (4Q 2012 v. 4Q 2011)

24	Schedule 6b – Conventional Same Store Operating Results (4Q 2012 v. 3Q 2012)

25	Schedule 6c – Conventional Same Store Operating Results (YTD 4Q 2012 v. YTD 4Q 2011)

26	Schedule 6d – Conventional Same Store Operating Expense Detail

27	Schedule 7a – Total Conventional Portfolio Data by Market (4Q 2012 v. 4Q 2011)

28	Schedule 7b – Total Conventional Portfolio Data by Market (3Q 2012 v. Local Market Average)

29	Schedule 8 – Property Disposition and Acquisition Activity

30	Schedule 9 – Capital Additions

31	Schedule 10 – Summary of Redevelopment Activity

32	Glossary and Reconciliations

Aimco Reports Fourth Quarter 2012 Results
Denver, Colorado, February 7, 2013 - Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today its fourth quarter 2012 results.
Chairman and Chief Executive Officer Terry Considine comments: “Aimco had a solid 2012. Profitability is up with Conventional Same Store NOI growth of 6.5%, the highest rate of annual growth in six years. Portfolio quality is also up with average revenue per unit in our Conventional portfolio increasing nearly 8% to $1,362. Redevelopment investment tripled to $100 million. But, leverage is down: the ratio of Debt plus Preferred Equity to annualized fourth quarter EBITDA declined by about two times from 9.6 times to 7.7 times.”

Considine adds: “We look for 2013 to be another good year with increasing profitability in operations, disciplined upgrading of our portfolio, increased investment in redevelopment, lower leverage, and further simplification leading to lower offsite costs.”

Financial Results

Full Year Pro forma FFO Up 12%, AFFO Up 31%*

	FOURTH QUARTER		FULL YEAR
(all items per common share)	2012	2011	2012	2011
Net income (loss)	$0.47	$(0.19)	$0.61	$(0.86)
Funds from Operations (FFO)	$0.52	$0.43	$1.68	$1.52
Add back (deduct) preferred equity redemption related amounts	$—	$(0.01)	$0.16	$(0.03)
Pro forma Funds from Operations (Pro forma FFO)	$0.52	$0.42	$1.84	$1.49
Deduct Aimco's share of Capital Replacements	$(0.14)	$(0.22)	$(0.50)	$(0.62)
Adjusted Funds From Operations (AFFO)	$0.38	$0.20	$1.34	$0.87

*
Full year 2011 financial results include a deduction of $0.15 per share related to debt prepayment penalties and the write-off of deferred loan costs incurred in connection with a refinancing and securitization transaction during second quarter 2011. Excluding these charges, comparable full year 2011 Pro forma FFO and AFFO per share were $1.64 and $1.02, respectively. On this comparable basis, full year 2012 Pro forma FFO and AFFO increased 12% and 31%, respectively, compared to 2011.

Pro forma FFO - Pro forma FFO increased 24% when compared to fourth quarter 2011 as a result of: improved property operating results; additional income from increased ownership in our consolidated properties; lower preferred stock dividends due to $600.9 million of redemptions during 2012; and lower interest expense. These positive results were somewhat offset by lower income from discontinued operations. Pro forma FFO was $0.02 per share above the midpoint of Aimco's guidance range of $0.47 to $0.53 per share.
Adjusted Funds from Operations - AFFO increased 90% when compared to fourth quarter 2011 as a result of Pro forma FFO growth, the timing of Capital Replacements spending during 2012, and lower Capital Replacements spending due to the sale of nearly 11,000 apartment units during 2012. As Aimco's portfolio is concentrated in fewer properties with higher margins, AFFO is expected to grow at a faster rate than Pro forma FFO growth.

1

Property Operations
Aimco's property operations consist primarily of Conventional real estate operations, which relate to Aimco's diversified portfolio of market-rate apartment communities. Aimco also operates a portfolio of Affordable Properties, which consists of properties with rents that are generally paid, in whole or in part, by a government agency. Over the next four to five years, Aimco expects to dispose of these Affordable Properties and reinvest capital in its Conventional portfolio.
2012 Total Same Store NOI Up 6.2%

		FOURTH QUARTER			FULL YEAR
		Year-over-Year			Year-over-Year
	% NOI	Revenue	Expenses	NOI	Revenue	Expenses	NOI
Conventional Same Store	82%	5.1%	3.9%	5.7%	4.7%	1.6%	6.5%
Affordable Same Store	10%	2.3%	2.1%	2.5%	3.8%	3.9%	3.7%
Total Same Store	92%	4.7%	3.6%	5.3%	4.6%	1.9%	6.2%
Conventional Same Store Results

	FOURTH QUARTER					FULL YEAR
	Year-over-Year			Sequential		Year-over-Year
	2012	2011	Variance	3rd Qtr	Variance	2012	2011	Variance
Average Rent Per Unit	$1,188	$1,142	4.0%	$1,177	0.9%	$1,167	$1,119	4.3%
Other Income Per Unit	142	124	14.5%	141	0.7%	137	124	10.5%
Average Revenue Per Unit	$1,330	$1,266	5.1%	$1,318	0.9%	$1,304	$1,243	4.9%
Average Daily Occupancy	95.3%	95.3%	—	95.3%	—	95.5%	95.7%	-0.2%

$ in Millions
Revenue	$184.9	$176.0	5.1%	$183.2	0.9%	$726.5	$693.8	4.7%
Expenses	62.8	60.5	3.9%	64.9	(3.1)%	253.4	249.6	1.6%
NOI	$122.1	$115.5	5.7%	$118.3	3.1%	$473.1	$444.2	6.5%

Rental Rates

2012	1st Qtr	2nd Qtr	3rd Qtr	Oct	Nov	Dec	4th Qtr	Full Year
Renewal rent increases	5.1%	5.7%	6.0%	4.7%	5.6%	5.2%	5.1%	5.5%
New lease rent increases	2.0%	4.3%	3.8%	0.5%	0.7%	0.1%	0.4%	3.2%
Weighted average rent increases	3.4%	5.0%	4.8%	2.6%	3.3%	2.2%	2.6%	4.2%

2013	Jan
Renewal rent increases	5.3%
New lease rent increases	3.1%
Weighted average rent increases	3.8%

2

Affordable Same Store Results - For fourth quarter 2012, average daily occupancy for the Affordable portfolio was 98.9%, an increase of 1.2% from fourth quarter 2011, while average revenue per unit increased 1.1% from $970 to $981 per unit.
Portfolio Management
Aimco's portfolio strategy seeks predictable rent growth from a portfolio of A, B and C-quality conventional properties, averaging B/B+ in quality, and diversified among the largest coastal and job growth markets in the U.S., as measured by total apartment value.
Aimco measures Conventional Property asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: A-quality assets are those with rents greater than 125% of local market average; B-quality assets are those with rents 90% to 125% of local market average; and C-quality assets are those with rents less than 90% of local market average. For third quarter 2012, the most recent period for which REIS information is available, Aimco's Conventional Property rents averaged 102% of local market average rents.

Aimco's target markets are primarily coastal markets, and also include several Sun Belt cities and Chicago, Illinois. In executing its portfolio strategy, Aimco expects to sell each year the lowest-rated 5% to 10% of its portfolio and to invest the proceeds from such sales in redevelopment and acquisition of higher-quality properties. Through this disciplined approach to capital recycling, from 2007 through 2012, Aimco increased its year-end conventional portfolio average revenue per unit at a compound annual growth rate of 6.1%, about three times that of market rent growth during the same period. Aimco's outsized growth reflects the impact of portfolio improvements through dispositions, redevelopment and acquisitions.
Conventional Property Revenue per Unit Up 7.9% to $1,362
Fourth quarter 2012 Conventional portfolio average revenue per unit was $1,362, an 7.9% increase compared to fourth quarter 2011, as a result of year-over-year revenue growth of 5.1% and the sale of Conventional Properties during 2011 and 2012 with average revenues per unit substantially lower than those of the retained portfolio.
Dispositions - In fourth quarter 2012, Aimco sold eight Conventional Properties and 16 Affordable Properties with 1,865 and 1,417 units, respectively, for $271.1 million in gross proceeds. Average revenue per unit for the Conventional Properties sold during the quarter was $1,087, compared to the retained portfolio average of $1,362 per unit. Aimco's share of net sales proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $123.7 million.

Sale of Asset-Management Business - During the fourth quarter, Aimco closed on the sale of the NAPICO portfolio, its legacy asset management business.  The transaction was primarily seller financed, and the associated notes will be repaid over the next six years. Aimco anticipates recognizing between $6 and $8 million in Funds from Operations over the expected term of the notes.

Redevelopment
During the fourth quarter, Aimco began multi-phase capital projects at Park Towne Place and The Sterling, both located in Center-City Philadelphia. The initial phases of these projects consist of Capital Replacement and Capital Improvement investments, with redevelopment to follow.

3

Balance Sheet and Liquidity
Components of Aimco Leverage

	AS OF DECEMBER 31, 2012
$ in Millions	Amount	% of Total	Weighted Avg. Maturity (Yrs.)	Weighted Avg Rate
Aimco's share of long-term, non-recourse property debt	$4,481.7	97%	7.9	5.44%
Outstanding borrowings on revolving line of credit	—	—	3.9	n/a
Preferred securities	148.1	3%	Perpetual	6.25%
Total leverage	$4,629.8	100%	n/a	5.47%
Leverage Ratios
Aimco's leverage targets are: Debt and Preferred Equity to EBITDA of less than 7.0x; and EBITDA Coverage of Interest and Preferred Dividends of greater than 2.5x. Aimco also focuses on Debt to EBITDA and EBITDA Coverage of Interest ratios. See the Glossary for definitions of these metrics.

	Trailing- Twelve- Month		Annualized 4th Qtr
	2012	2011	2012	2011
Debt to EBITDA	7.5x	8.2x	7.4x	8.2x
Debt and Preferred Equity to EBITDA	7.8x	9.5x	7.7x	9.6x
EBITDA Coverage of Interest	2.3x	2.1x	2.5x	2.2x
EBITDA Coverage of Interest and Preferred Dividends	2.2x	1.8x	2.4x	1.8x
EBITDA Coverage of Interest and Preferred Dividends ratios are provided on a pro forma basis to exclude dividends on preferred stock redeemed during 2012.
Future leverage reduction is expected from earnings growth generated by the current portfolio and by regularly scheduled property debt amortization funded from retained earnings.
Liquidity
Aimco's recourse debt at December 31, 2012, was limited to its revolving credit facility, which Aimco uses for working capital purposes and to secure letters of credit. Borrowings bear interest at a rate set forth on a pricing grid which rate varies based on Aimco's leverage. The revolving credit facility matures in December 2014, and may be extended for two additional one-year periods, subject to certain conditions.
At the end of fourth quarter, Aimco had no outstanding borrowings on its revolving credit facility and available capacity was $454.6 million, net of $45.4 million of letters of credit backed by the facility. Also at the end of the quarter, Aimco had on hand $84.4 million of cash.
Equity Activity
Dividend - As announced on January 31, 2013, Aimco's Board of Directors declared a quarterly cash dividend of $0.24 per share of Class A Common Stock for the quarter ended December 31, 2012, which, on an annualized basis, is a 26% increase compared to the dividends paid during 2012. The fourth quarter 2012 dividend is payable on February 28, 2013, to stockholders of record on February 15, 2013.

4

Earnings Conference Call

Friday, February 8, 2013 at 1:00 p.m. EST	Replay available until 9:00 a.m. EST on February 23, 2013
Domestic Dial-In Number: 1-866-843-0890	Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-9250	International Dial-In Number: 1-412-317-0088
Passcode: 9327149	Passcode: 10007657
Live webcast and replay: http://www.aimco.com/investors/events-presentations/webcasts
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco's website http://www.aimco.com/investors/financial-reports/quarterly-earning-reports.
Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country's largest owners and operators of apartments, with 265 communities in 24 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV, and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Elizabeth Coalson, Vice President Investor Relations
Investor Relations 303-691-4350, investor@aimco.com

5

2013 Outlook

($ Amounts Represent Aimco Share)	FULL YEAR

Net income (loss) per share	-$0.10 to $0.06
Pro forma FFO per share	$1.92 to $2.08
AFFO per share	$1.44 to $1.62

Conventional Same Store Operating Measures
NOI change compared to 2012	4.50% to 6.75%
Revenue change compared to 2012	4.25% to 5.25%
Expense change compared to 2012	2.50% to 4.00%
Average daily occupancy	95.2% to 95.8%

Tax Credit and Asset Management Revenues
Recurring revenues	$30 million
Non-recurring revenues	$8 to $12 million

Offsite Costs
Property management expenses	$31 million
General and administrative expenses	$46 million
Investment management expenses	$8 million

Capital Investments
Conventional redevelopment	$130 to $160 million
Property upgrades [1]	$45 million
Capital Replacements related to multi-phase capital projects [2]	$18 million
Standard Capital Replacements ($900 per unit)	$54 million

Transaction Activities
Real estate value of partnership tenders and mergers [3]	$45 million
Real estate value of property dispositions [4]	$300 to $350 million
Aimco net proceeds from property dispositions [5]	$90 to $115 million

Non-Recourse Property Debt
Amortization, funded by retained earnings	$81 million
Maturities	$172 million
Real estate value of unencumbered properties [6]	$180 million

Please refer to notes on page 8.

6

2013 Pro forma FFO Reconciliation

$ Per Share (at the mid-point)

2012 Pro forma FFO	$1.84

Conventional Same Store NOI growth (approximately 5.6% at the mid-point)	0.19

Portfolio management:
Impact of 2012 asset sales	(0.14)
Impact of 2013 asset sales	(0.02)
Impact of 2012 and 2013 partnership transactions (net of $0.01 increase in interest expense)	0.02
Impact of 2012 property acquisitions (net of $0.01 increase in interest expense)	0.02
Impact of 2012 and 2013 redevelopment activity (net of $0.04 increase in interest expense)	(0.01)
Reductions in offsite costs due to change in scale and efficiencies	0.09
Subtotal portfolio management	(0.04)

Balance sheet:
Interest expense savings due to property debt amortization and refinancing activities	0.07
Decrease in preferred stock dividends, net of impact of 2012 common share issuances	0.02
Subtotal balance sheet	0.09

Other:
Decrease in tax credit and asset management revenues	(0.05)
Increased casualty losses [7]	(0.03)

2013 Pro forma FFO	$2.00

2013 AFFO Reconciliation

$ Per Share (at the mid-point)

2012 AFFO	$1.35

Pro forma FFO growth	0.16
Capital Replacement spending related to multi-phase capital projects	(0.10)
Impact of 2012 and 2013 asset sales on Capital Replacement spending	0.08
Impact of 2012 share issuances	0.04

2013 AFFO	$1.53

7

First Quarter 2013 Outlook

FIRST QUARTER

Net loss per share	-$0.08 to -$0.04
Pro forma FFO per share	$0.42 to $0.46

Conventional Same Store Operating Measures
NOI change compared to first quarter 2012	3.75% to 4.75%
NOI change compared to fourth quarter 2012	-2.25% to -1.25%

Notes to 2013 Outlook and 2013 Pro forma FFO Reconciliation

[1]
Property upgrades may include kitchen and bath remodeling; energy conservation projects; and investments in longer-lived materials designed to reduce turnover costs, such as simulated wood flooring and granite countertops.

[2]
During 2012, Aimco began multi-phase capital projects at its 2900 on First property, located in Seattle, and two Center-City Philadelphia properties, Park Towne Place and The Sterling. The initial phases of these projects consist of Capital Replacement and Capital Improvement investments, which totaled $4.1 million in 2012. Aimco expects to invest an additional $17 million in Capital Replacements related to these projects during 2013.

[3]	Partnership transactions are expected to close during the first half of 2013.

[4]
During 2013, Aimco intends to dispose of that portion of its Affordable portfolio not subject to tax credit agreements. If successful, Aimco will hold at the end of the year 53 Affordable properties with approximately 8,000 units, which were redeveloped with Low Income Housing Tax Credits, generally between 2005 and 2009. These properties are expected to be sold as the tax credit compliance periods expire with the majority of sales expected to occur from 2015 to 2019.

[5]	Aimco intends to use proceeds from asset sales to fund real estate investments including redevelopment and other capital investments, and partnership transactions.

[6]	Anticipated size of unencumbered pool at December 31, 2013, based on December 31, 2012, values.

[7]
Aimco's casualty losses during 2012 were significantly lower than the company's historical average, largely due to fewer weather-related casualty events. Aimco's Pro forma FFO guidance assumes 2013 loss experience returns to historical levels.

8

Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of: first quarter and full year 2013 results, including but not limited to Pro forma FFO and selected components thereof, Capital Replacements spending, and AFFO; redevelopment project investments, timelines and stabilized rents; and timing of other investment activity. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions and redevelopments; and our ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions, dispositions and redevelopments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2011, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

9

Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
REVENUES:
Rental and other property revenues	$251,907	$238,563	$991,428	$943,258
Tax credit and asset management revenues	14,088	9,889	41,769	38,661
Total revenues	265,995	248,452	1,033,197	981,919
OPERATING EXPENSES:
Property operating expenses	100,564	97,127	402,225	405,866
Investment management expenses	2,563	3,062	12,008	10,459
Depreciation and amortization	85,374	88,713	345,077	342,820
Provision for real estate impairment losses	—	915	8,349	915
General and administrative expenses	12,111	14,536	49,602	50,906
Other expense, net	4,526	5,469	15,776	17,796
Total operating expenses	205,138	209,822	833,037	828,762
Operating income	60,857	38,630	200,160	153,157
Interest income, net	2,484	2,786	9,913	9,681
Recovery of losses on notes receivable, net	3,943	329	3,375	509
Interest expense	(58,226)	(66,099)	(246,761)	(290,168)
Equity in losses of unconsolidated real estate partnerships	(1,609)	(9,288)	(4,408)	(17,721)
Gain (loss) on dispositions of interests in unconsolidated real estate and other, net	1,257	(2,717)	21,886	2,398
Income (loss) before income taxes and discontinued operations	8,706	(36,359)	(15,835)	(142,144)
Income tax benefit	354	1,278	929	6,541
Income (loss) from continuing operations	9,060	(35,081)	(14,906)	(135,603)
Income from discontinued operations, net	88,188	26,507	210,267	77,439
Net income (loss)	97,248	(8,574)	195,361	(58,164)
Noncontrolling interests:
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(22,454)	(4,355)	(51,218)	257
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,606)	(1,671)	(6,496)	(6,683)
Net (income) loss attributable to common noncontrolling interests in Aimco Operating Partnership	(4,262)	1,665	(5,191)	7,503
Total noncontrolling interests	(28,322)	(4,361)	(62,905)	1,077
Net income (loss) attributable to Aimco	68,926	(12,935)	132,456	(57,087)
Net income attributable to Aimco preferred stockholders	(752)	(10,423)	(49,888)	(45,852)
Net income attributable to participating securities	(246)	(53)	(422)	(222)
Net income (loss) attributable to Aimco common stockholders	$67,928	$(23,411)	$82,146	$(103,161)
Weighted average common shares outstanding - basic and diluted	145,035	120,433	134,479	119,312
Earnings (loss) per common share - basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$—	$(0.28)	$(0.59)	$(1.22)
Income from discontinued operations attributable to Aimco common stockholders	0.47	0.09	1.20	0.36
Net income (loss) attributable to Aimco common stockholders	$0.47	$(0.19)	$0.61	$(0.86)

10

Consolidated Statements of Operations (continued)
Income from Discontinued Operations
Income from discontinued operations consists of the following (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Rental and other property revenues	$5,852	$32,270	$65,947	$159,058
Property operating expenses	(3,954)	(17,662)	(31,257)	(82,353)
Depreciation and amortization	(1,385)	(11,186)	(21,674)	(52,513)
Provision for real estate impairment losses	(4,049)	(7,353)	(15,338)	(19,331)
Operating (loss) income	(3,536)	(3,931)	(2,322)	4,861
Interest income	134	296	545	1,534
Interest expense	(1,144)	(6,824)	(12,585)	(31,175)
Loss before gain on dispositions of real estate and income taxes	(4,546)	(10,459)	(14,362)	(24,780)
Gain on dispositions of real estate	94,603	43,308	234,533	108,209
Income tax expense	(1,869)	(6,342)	(9,904)	(5,990)
Income from discontinued operations, net	$88,188	$26,507	$210,267	$77,439
Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(15,276)	$(15,024)	$(39,019)	$(32,218)
Noncontrolling interests in Aimco Operating Partnership	(4,142)	(747)	(10,153)	(2,990)
Total noncontrolling interests	(19,418)	(15,771)	(49,172)	(35,208)
Income from discontinued operations attributable to Aimco	$68,770	$10,736	$161,095	$42,231

11

Consolidated Balance Sheets
(in thousands) (unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Buildings and improvements	$6,390,253	$6,223,885
Land	1,943,166	1,929,018
Total real estate	8,333,419	8,152,903
Accumulated depreciation	(2,820,765)	(2,562,574)
Net real estate	5,512,654	5,590,329
Cash and cash equivalents	84,413	91,066
Restricted cash	146,859	183,970
Accounts receivable, net	34,020	41,796
Notes receivable, net	102,897	111,205
Other assets	520,537	382,949
Assets held for sale	—	470,547
Total assets	$6,401,380	$6,871,862
LIABILITIES AND EQUITY
Non-recourse property debt	$4,688,447	$4,772,774
Accounts payable	30,747	32,607
Accrued liabilities and other	318,669	282,451
Deferred income	128,577	138,808
Liabilities related to assets held for sale	—	417,164
Total liabilities	5,166,440	5,643,804
Preferred noncontrolling interests in Aimco Operating Partnership	80,046	83,384
Equity:
Perpetual Preferred Stock	68,114	657,114
Class A Common Stock	1,456	1,209
Additional paid-in capital	3,712,684	3,098,333
Accumulated other comprehensive loss	(3,542)	(6,860)
Distributions in excess of earnings	(2,863,287)	(2,841,467)
Total Aimco equity	915,425	908,329
Noncontrolling interests in consolidated real estate partnerships	271,065	270,666
Common noncontrolling interests in Aimco Operating Partnership	(31,596)	(34,321)
Total equity	1,154,894	1,144,674
Total liabilities and equity	$6,401,380	$6,871,862

12

Supplemental Schedule 1(a)

Funds From Operations								(Page 1 of 2)
Three Months Ended December 31, 2012 Compared to Three Months Ended December 31, 2011
(in thousands, except per share data) (unaudited)
	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$193,641	$—	$(8,483)	$185,158	$184,706	$—	$(13,219)	$171,487
Affordable Same Store	29,129	—	(3,835)	25,294	28,423	—	(3,736)	24,687
Total Same Store	222,770	—	(12,318)	210,452	213,129	—	(16,955)	196,174
Other Conventional	22,347	446	—	22,793	18,711	1,617	—	20,328
Other Affordable	6,691	5,653	(9,401)	2,943	6,577	7,779	(10,797)	3,559
Property management revenues, primarily from affiliates	99	(80)	624	643	146	(154)	901	893
Total rental and other property revenues	251,907	6,019	(21,095)	236,831	238,563	9,242	(26,851)	220,954

Property operating expenses
Conventional Same Store	65,125	—	(3,054)	62,071	62,184	—	(4,814)	57,370
Affordable Same Store	11,526	—	(1,636)	9,890	11,460	—	(1,775)	9,685
Total Same Store	76,651	—	(4,690)	71,961	73,644	—	(6,589)	67,055
Other Conventional	10,704	161	—	10,865	8,746	931	—	9,677
Other Affordable	3,022	3,619	(5,358)	1,283	3,028	4,844	(6,284)	1,588
Casualties	83	6	502	591	2,089	—	112	2,201
Property management expenses	10,104	—	193	10,297	9,620	—	27	9,647
Total property operating expenses	100,564	3,786	(9,353)	94,997	97,127	5,775	(12,734)	90,168
Net real estate operations	151,343	2,233	(11,742)	141,834	141,436	3,467	(14,117)	130,786

Amortization of deferred tax credit income	7,727	—	—	7,727	7,876	—	—	7,876
Asset management revenues	—	—	353	353	2	—	769	771
Non-recurring revenues	6,361	—	—	6,361	2,011	—	4	2,015
Total tax credit and asset management revenues	14,088	—	353	14,441	9,889	—	773	10,662

Investment management expenses	(2,563)	—	—	(2,563)	(3,062)	—	—	(3,062)
Depreciation and amortization related to non-real estate assets	(3,370)	(1)	15	(3,356)	(3,130)	(1)	26	(3,105)
General and administrative expenses	(12,111)	(2)	89	(12,024)	(14,536)	(3)	237	(14,302)
Other expense, net	(4,526)	(55)	815	(3,766)	(5,469)	(301)	1,929	(3,841)
Interest income	2,484	1	128	2,613	2,786	18	135	2,939
Recovery of losses on notes receivable	3,943	—	(56)	3,887	329	—	664	993
Interest expense	(58,226)	(1,282)	(1,197)	(60,705)	(66,099)	(2,903)	7,568	(61,434)
Income tax benefit	342	—	—	342	882	—	—	882
Discontinued operations, net of non-FFO items	1,321	—	(33)	1,288	8,383	—	(575)	7,808
Preferred dividends and distributions	(2,315)	—	—	(2,315)	(14,037)	—	—	(14,037)
Preferred redemption related amounts	(43)	—	—	(43)	1,943	—	—	1,943
Common noncontrolling interests in Aimco Operating Partnership	(4,440)	—	—	(4,440)	(3,778)	—	—	(3,778)
Amounts allocated to participating securities	(271)	—	—	(271)	(205)	—	—	(205)
Funds From Operations	$85,656	$894	$(11,628)	$74,922	$55,332	$277	$(3,360)	$52,249
Preferred stock redemption related amounts	43	—	—	43	(1,943)	—	—	(1,943)
Common noncontrolling interests in Aimco Operating Partnership	36	—	—	36	132	—	—	132
Amounts allocated to participating securities	—	—	—	—	7	—	—	7
Pro forma Funds From Operations	$85,735	$894	$(11,628)	$75,001	$53,528	$277	$(3,360)	$50,445

	Weighted average shares - diluted			145,177	Weighted average shares - diluted			120,700
	Per Share:				Per Share:
	Funds From Operations			$0.52	Funds From Operations			$0.43
	Pro forma Funds From Operations			$0.52	Pro forma Funds From Operations			$0.42

13

Supplemental Schedule 1(a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Three Months Ended December 31, 2012 Compared to Three Months Ended December 31, 2011
(in thousands) (unaudited)
	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$85,735	$894	$(11,628)	$75,001	$53,528	$277	$(3,360)	$50,445
Adjustments related to continuing operations:
Depreciation and amortization	(85,374)	(2,138)	6,487	(81,025)	(88,713)	(3,224)	8,351	(83,586)
Depreciation and amortization related to non-real estate assets	3,370	1	(15)	3,356	3,130	1	(26)	3,105
Provision for impairment losses on depreciable assets	(382)	(1,821)	839	(1,364)	(4,947)	(7,079)	7,157	(4,869)
Gain on dispositions of and impairments related to unconsolidated entities and other, net of tax	1,655	1,455	(2,947)	163	1,713	737	(1,330)	1,120
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(1,377)	—	383	(994)	(11,064)	—	2,128	(8,936)
Provision for operating real estate impairment losses, net of tax	(4,049)	—	1,235	(2,814)	(7,353)	—	1,448	(5,905)
Gain on dispositions of real estate, net of tax	92,289	—	(16,808)	75,481	36,538	—	(18,723)	17,815
Total adjustments	$6,132	$(2,503)	$(10,826)	$(7,197)	$(70,696)	$(9,565)	$(995)	$(81,256)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	142	—	—	142	5,312	—	—	5,312
Amounts allocable to participating securities	25	—	—	25	145	—	—	145
Preferred stock redemption related amounts	(43)	—	—	(43)	1,943	—	—	1,943
Equity in losses of unconsolidated real estate partnerships	(1,609)	1,609	—	—	(9,288)	9,288	—	—
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(22,454)	—	22,454	—	(4,355)	—	4,355	—
Net income (loss) attributable to Aimco common stockholders	$67,928	$—	$—	$67,928	$(23,411)	$—	$—	$(23,411)

14

Supplemental Schedule 1(b)

Funds From Operations								(Page 1 of 2)
Year Ended December 31, 2012 Compared to Year Ended December 31, 2011
(in thousands, except per share data) (unaudited)
	Year Ended December 31, 2012				Year Ended December 31, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$761,050	$—	$(36,700)	$724,350	$729,023	$—	$(54,535)	$674,488
Affordable Same Store	116,513	—	(15,312)	101,201	111,956	—	(14,508)	97,448
Total Same Store	877,563	—	(52,012)	825,551	840,979	—	(69,043)	771,936
Other Conventional	83,451	5,400	—	88,851	75,242	5,744	(136)	80,850
Other Affordable	29,934	23,251	(40,968)	12,217	25,843	39,458	(50,093)	15,208
Property management revenues, primarily from affiliates	480	(484)	2,914	2,910	1,194	(644)	3,647	4,197
Total rental and other property revenues	991,428	28,167	(90,066)	929,529	943,258	44,558	(115,625)	872,191

Property operating expenses
Conventional Same Store	264,501	—	(13,299)	251,202	260,305	—	(20,557)	239,748
Affordable Same Store	46,120	—	(6,475)	39,645	44,476	—	(6,378)	38,098
Total Same Store	310,621	—	(19,774)	290,847	304,781	—	(26,935)	277,846
Other Conventional	40,681	2,850	—	43,531	35,869	3,345	(76)	39,138
Other Affordable	13,076	15,079	(22,643)	5,512	12,369	24,641	(29,433)	7,577
Casualties	1,917	10	535	2,462	11,445	(11)	(96)	11,338
Property management expenses	35,930	—	45	35,975	41,402	—	(340)	41,062
Total property operating expenses	402,225	17,939	(41,837)	378,327	405,866	27,975	(56,880)	376,961
Net real estate operations	589,203	10,228	(48,229)	551,202	537,392	16,583	(58,745)	495,230

Amortization of deferred tax credit income	29,619	—	—	29,619	29,080	—	—	29,080
Asset management revenues	100	—	4,559	4,659	1,507	—	3,330	4,837
Non-recurring revenues	12,050	—	2	12,052	8,074	—	495	8,569
Total tax credit and asset management revenues	41,769	—	4,561	46,330	38,661	—	3,825	42,486

Investment management expenses	(12,008)	—	—	(12,008)	(10,459)	—	—	(10,459)
Depreciation and amortization related to non-real estate assets	(13,176)	(1)	71	(13,106)	(12,739)	(4)	101	(12,642)
General and administrative expenses	(49,602)	(8)	466	(49,144)	(50,906)	(10)	1,067	(49,849)
Other expense, net	(15,776)	(45)	3,090	(12,731)	(17,796)	(417)	7,032	(11,181)
Interest income	9,913	18	596	10,527	9,681	(87)	1,258	10,852
Provision for losses on notes receivable	3,375	—	(706)	2,669	509	—	(623)	(114)
Interest expense	(246,761)	(5,931)	7,198	(245,494)	(290,168)	(10,378)	36,328	(264,218)
Gain (loss) on disposition of non-depreciable assets and other	2	—	—	2	(68)	—	—	(68)
Income tax benefit	1,524	—	—	1,524	5,842	—	—	5,842
Discontinued operations, net of non-FFO items	23,322	—	(5,008)	18,314	48,031	—	(5,419)	42,612
Preferred dividends and distributions	(33,758)	—	—	(33,758)	(56,439)	—	—	(56,439)
Preferred redemption related amounts	(22,626)	—	—	(22,626)	3,904	—	—	3,904
Common noncontrolling interests in Aimco Operating Partnership	(14,318)	—	—	(14,318)	(13,364)	—	—	(13,364)
Amounts allocated to participating securities	(925)	—	—	(925)	(778)	—	—	(778)
Funds From Operations	$260,158	$4,261	$(37,961)	$226,458	$191,303	$5,687	$(15,176)	$181,814
Preferred stock redemption related amounts	22,626	—	—	22,626	(3,904)	—	—	(3,904)
Common noncontrolling interests in Aimco Operating Partnership	(1,341)	—	—	(1,341)	266	—	—	266
Amounts allocated to participating securities	(87)	—	—	(87)	16	—	—	16
Pro forma Funds From Operations	$281,356	$4,261	$(37,961)	$247,656	$187,681	$5,687	$(15,176)	$178,192

	Weighted average shares - diluted			134,743	Weighted average shares - diluted			119,626
	Per Share:				Per Share:
	Funds From Operations			$1.68	Funds From Operations			$1.52
	Pro forma Funds From Operations			$1.84	Pro forma Funds From Operations			$1.49

15

Supplemental Schedule 1(b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Year Ended December 31, 2012 Compared to Year Ended December 31, 2011
(in thousands) (unaudited)
	Year Ended December 31, 2012				Year Ended December 31, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$281,356	$4,261	$(37,961)	$247,656	$187,681	$5,687	$(15,176)	$178,192
Adjustments related to continuing operations:
Depreciation and amortization	(345,077)	(8,266)	26,738	(326,605)	(342,820)	(13,006)	36,233	(319,593)
Depreciation and amortization related to non-real estate assets	13,176	1	(71)	13,106	12,739	4	(101)	12,642
Provision for impairment losses on depreciable assets	(8,910)	(4,729)	4,257	(9,382)	(4,986)	(12,617)	12,646	(4,957)
Gain on dispositions of and impairments related to unconsolidated entities and other, net of tax	21,848	4,325	(10,774)	15,399	7,238	2,211	(6,940)	2,509
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(21,514)	—	2,345	(19,169)	(52,132)	—	10,064	(42,068)
Provision for operating real estate impairment losses, net of tax	(15,338)	—	2,935	(12,403)	(19,331)	—	4,017	(15,314)
Gain on dispositions of real estate, net of tax	223,799	—	(38,687)	185,112	100,868	—	(40,486)	60,382
Total adjustments	$(132,016)	$(8,669)	$(13,257)	$(153,942)	$(298,424)	$(23,408)	$15,433	$(306,399)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	10,468	—	—	10,468	20,602	—	—	20,602
Amounts allocable to participating securities	590	—	—	590	540	—	—	540
Preferred stock redemption related amounts	(22,626)	—	—	(22,626)	3,904	—	—	3,904
Equity in losses of unconsolidated real estate partnerships	(4,408)	4,408	—	—	(17,721)	17,721	—	—
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(51,218)	—	51,218	—	257	—	(257)	—
Net income (loss) attributable to Aimco common stockholders	$82,146	$—	$—	$82,146	$(103,161)	$—	$—	$(103,161)

16

Supplemental Schedule 2

Portfolio Summary
As of December 31, 2012
(unaudited)
	Number of Properties	Number of Units	Effective Units	Average Ownership
Real Estate Portfolio:
Conventional Same Store	139	50,304	48,610	97%
Affordable Same Store	67	9,994	8,712	87%
Total Same Store	206	60,298	57,322	95%
Conventional Redevelopment	4	1,502	1,502	100%
Conventional Acquisition	7	756	686	91%
Other Conventional	25	3,317	3,317	100%
Other Affordable	23	2,104	535	25%
Total real estate portfolio	265	67,977	63,362	93%

Total Conventional portfolio	175	55,879	54,115	97%
Total Affordable portfolio	90	12,098	9,247	76%

17

Supplemental Schedule 3

Net Asset Value Supplemental Information			(Page 1 of 2)
(in thousands) (unaudited)
One measure of stockholder value is Net Asset Value (NAV), which is assets, net of debt and preferred equity, at their estimated fair values. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the Supplemental Information provided below.

Trailing Twelve Month Net Operating Income Data

	Proportionate Property Net Operating Income
	Conventional Same Store and Other	Affordable	Total
Rental and other property revenues [1]	$813,201	$113,418	$926,619
Property operating expenses [1]	(294,733)	(45,157)	(339,890)
Property NOI [1]	$518,468	$68,261	$586,729

Proportionate Balance Sheet Data
As of December 31, 2012
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Balance Sheet
Assets
Real estate	$8,333,419	$54,871	$(385,254)	$8,003,036
Accumulated depreciation	(2,820,765)	(5,464)	15,892	(2,810,337)
Net real estate [2]	5,512,654	49,407	(369,362)	5,192,699

Cash and cash equivalents	84,413	793	(24,145)	61,061
Restricted cash	146,859	1,564	(6,118)	142,305
Accounts receivable, net	34,020	80	(5,934)	28,166
Notes receivable, net	102,897	—	(996)	101,901
Investment in unconsolidated real estate partnerships	18,743	(11,643)	(5,824)	1,276
Deferred financing costs, net	40,636	230	(2,442)	38,424
Goodwill	54,478	—	—	54,478
Other assets	406,680	218	(157,449)	249,449
Total assets	$6,401,380	$40,649	$(572,270)	$5,869,759

Liabilities and Equity
Non-recourse property debt	$4,688,447	$31,186	$(237,957)	$4,481,676
Deferred income [3]	128,577	27	—	128,604
Other liabilities	349,416	9,436	(150,936)	207,916
Total liabilities	5,166,440	40,649	(388,893)	4,818,196

Preferred noncontrolling interests in Aimco Operating Partnership	80,046	—	—	80,046
Perpetual preferred stock	68,114	—	—	68,114
Other Aimco equity	847,311	—	87,688	934,999
Noncontrolling interests in consolidated real estate partnerships	271,065	—	(271,065)	—
Common noncontrolling interests in Aimco Operating Partnership	(31,596)	—	—	(31,596)
Total liabilities and equity	$6,401,380	$40,649	$(572,270)	$5,869,759

18

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(Page 2 of 2)

[1]
Refer to the Glossary for the definition of Proportionate Property Net Operating Income, as well as a reconciliation of the trailing twelve month amounts of Rental and other property revenues, Property operating expenses and Proportionate Property Net Operating Income to the corresponding amounts computed in accordance with GAAP.

[2]
Net real estate includes three substantially vacant redevelopment properties, Lincoln Place, Pacific Bay Vistas and The Preserve at Marin, that have December 31, 2012, net book values of $328 million in total. These properties are included in Aimco’s redevelopment pipeline.

[3]
Deferred income includes $81.8 million of unamortized cash contributions received by Aimco in exchange for the sale of tax credit and related tax benefits. These cash contributions are deferred upon receipt and amortized into earnings in future periods as Aimco delivers the tax credits and related benefits to the investors.

Deferred income and the future earnings associated with the deferred income are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received, as well as the estimated income taxes thereon, are presented below.

		December 31, 2012
Deferred tax credit income balance		$81,805
Cash contributions to be received in the future		42,552
Total to be amortized		$124,357

	Amortization of Deferred Income	Estimated Income Taxes	Projected Income, net of tax
2013	27,507	(10,728)	16,779
2014	26,477	(10,326)	16,151
2015	22,504	(8,777)	13,727
2016	17,141	(6,685)	10,456
2017	13,515	(5,271)	8,244
Thereafter	17,213	(6,713)	10,500
Total	$124,357	$(48,500)	$75,857

19

Supplemental Schedule 4

Non-Recourse Property Debt Information					(Page 1 of 2)
As of December 31, 2012
(dollars in thousands) (unaudited)

Non-Recourse Property Debt Balances and Characteristics
Debt	Consolidated	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Total Aimco Share	Weighted Average Maturity (years)	Weighted Average Rate
Conventional Portfolio:
Fixed rate loans payable [1]	$4,167,549	$8,543	$(185,499)	$3,990,593	7.4	5.65%

Floating rate tax-exempt bonds	59,205	—	(45)	59,160	6.8	0.20%
Total Conventional portfolio	4,226,754	8,543	(185,544)	4,049,753	7.4	5.58%

Affordable Portfolio:
Fixed rate loans payable	266,814	22,643	(24,136)	265,321	11.7	4.46%
Floating rate loans payable	24,038	—	(10,908)	13,130	4.4	2.93%
Total property loans payable	290,852	22,643	(35,044)	278,451	11.1	4.33%

Fixed rate tax-exempt bonds	99,447	—	(17,369)	82,078	25.0	4.92%
Floating rate tax-exempt bonds	71,394	—	—	71,394	1.3	2.60%
Total property tax-exempt bond financing	170,841	—	(17,369)	153,472	15.1	3.95%
Total Affordable portfolio	461,693	22,643	(52,413)	431,923	12.6	4.19%
Total non-recourse property debt	$4,688,447	$31,186	$(237,957)	$4,481,676	7.9	5.44%

Aimco Share Non-Recourse Property Debt

	Amount	% of Total
Fixed rate property debt	$4,337,992	96.8%
Floating rate tax-exempt bonds	130,554	2.9%
Floating rate loans payable	13,130	0.3%
Total	$4,481,676

	Amortization	Maturities	Total	Maturities as a Percent of Total Debt	Average Rate on Maturing Debt
2013 Q1	20,047	77,256	97,303	1.72%	5.10%
2013 Q2	20,042	23,487	43,529	0.52%	5.36%
2013 Q3	20,246	65,816	86,062	1.47%	5.67%
2013 Q4	20,434	5,575	26,009	0.12%	—
Total 2013	80,769	172,134	252,903	3.84%	5.17%

2014 Q1	20,762	12,594	33,356	0.28%	5.38%
2014 Q2	20,828	72,858	93,686	1.63%	2.60%
2014 Q3	20,910	53,846	74,756	1.20%	5.29%
2014 Q4	21,052	96,657	117,709	2.16%	5.58%
Total 2014	83,552	235,955	319,507	5.26%	4.58%

2015	84,496	178,921	263,417	3.99%	4.87%
2016	82,886	362,775	445,661	8.09%	5.67%
2017	76,611	443,447	520,058	9.89%	5.95%
2018	72,218	197,241	269,459	4.40%	4.59%
2019	66,197	538,545	604,742	12.02%	5.72%
2020	59,054	383,550	442,604	8.56%	6.51%
2021 [2]	38,129	712,048	750,177	15.89%	5.71%
2022	24,529	175,556	200,085	3.92%	5.16%
Thereafter	287,576	125,487	413,063	2.80%	3.07%
Total	$956,017	$3,525,659	$4,481,676

[1]
In 2011, $673.8 million of fixed rate loans payable were securitized and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the trust that holds these loans. The investments, which have a face value of $100.9 million, are presented in other assets on Aimco’s consolidated balance sheet.

[2]
2021 maturities include property loans that will repay Aimco’s first loss and mezzanine positions in the securitization. After consideration of the repayment of these investments, the net effective maturities exposure for 2021 is $611.1 million, or 14.0% of maturities as a percentage of total debt.

20

Supplemental Schedule 4 (continued)

					(page 2 of 2)
Year-to-Date Property Loan Closings (Aimco Share)

Original Loan Maturity Year	Loan Amount Refinanced	New Loan Amount	Net Proceeds [1]	Prior Rate	New Rate
2012	$55.0	$72.0	$16.9	6.85%	4.54%
2013	63.0	63.5	—	7.50%	2.73%
2016	0.9	6.1	5.3	4.75%	4.72%
2028	14.3	14.5	0.2	1.50%	4.16%
New loans	—	39.2	38.6	—	4.49%
Acquisition [2]	—	58.8	—	—	5.00%
Totals	$133.2	$254.1	$61.0	6.57%	4.17%

Debt Ratios

		Trailing Twelve Months	Annualized Quarter

Debt to EBITDA		7.5x	7.4x

Debt and Preferred Equity to EBITDA		7.8x	7.7x

EBITDA Coverage of Interest		2.3x	2.5x

EBITDA Coverage of Interest and Preferred Dividends [3]		2.2x	2.4x

Revolving Line of Credit Debt Coverage Covenants

		Amount	Covenant

Debt Service Coverage Ratio		1.65x	1.50x

Fixed Charge Coverage Ratio		1.50x	1.30x

Credit Ratings

Moody’s Investor Service	Corporate Family Rating		Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating		BB+ (stable)

Notes

[1] Net Proceeds is after transaction costs, prepayment penalties and payment of distributions to noncontrolling limited partners.
[2] Includes a new non-recourse property loan for $20.0 million and $38.8 million of non-recourse property debt obligations assumed in connection with property acquisitions (see Supplemental Schedule 8 for further details). At the date of acquisition, the assumed loans had a fair value of $44.0 million, and a weighted average effective interest rate of 3.35%.

[3] EBITDA Coverage of Interest and Preferred Dividends ratios are provided on a pro forma basis to exclude dividends on preferred stock redeemed during 2012.

21

Supplemental Schedule 5

Share Data
(in thousands) (unaudited)

Preferred Securities

	Shares/Units Outstanding as of December 31, 2012	Date First Available for Redemption by Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class Z	1,274	7/29/2016	7.000%	$31,856
Series A Community Reinvestment Act	—	6/30/2011	1.610%	37,000
Total perpetual preferred stock				68,856

Preferred Partnership Units	2,930		8.113%	79,231
Total preferred securities				$148,087

Common Stock, Partnership Units and Equivalents

		Three Months Ended		Year Ended
	As of	December 31, 2012		December 31, 2012
	December 31, 2012	EPS	FFO/AFFO	EPS	FFO/AFFO
Class A Common Stock outstanding	145,038	145,035	145,035	134,479	134,479
Dilutive securities:
Options and restricted stock	353	—	142	—	264
Total shares and dilutive share equivalents	145,391	145,035	145,177	134,479	134,743
Common Partnership Units and equivalents	8,005
Total shares, units and dilutive share equivalents	153,396

22

Supplemental Schedule 6(a)

Conventional Same Store Operating Results
Fourth Quarter 2012 Compared to Fourth Quarter 2011
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	4Q 2012	4Q 2011	Growth	4Q 2012	4Q 2011	Growth	4Q 2012	4Q 2011	Growth	4Q 2012	4Q 2012	4Q 2011	4Q 2012	4Q 2011
Target Markets
Los Angeles	12	3,552	2,901	$18,772	$17,937	4.7%	$5,531	$5,357	3.2%	$13,241	$12,580	5.3%	70.5%	95.9%	95.8%	$2,251	$2,151
Orange County	4	1,213	1,213	6,110	5,907	3.4%	1,777	1,838	(3.3)%	4,333	4,069	6.5%	70.9%	95.4%	96.9%	1,760	1,675
San Diego	6	2,144	2,144	8,747	8,538	2.4%	2,439	2,445	(0.2)%	6,308	6,093	3.5%	72.1%	95.5%	94.7%	1,425	1,402
Southern CA Total	22	6,909	6,257	33,629	32,382	3.9%	9,747	9,640	1.1%	23,882	22,742	5.0%	71.0%	95.7%	95.7%	1,873	1,803
East Bay	2	413	413	1,865	1,693	10.2%	620	646	(4.0)%	1,245	1,047	18.9%	66.8%	97.0%	97.4%	1,552	1,403
San Jose	1	224	224	1,211	1,108	9.3%	414	184	125.0%	797	924	(13.7)%	65.8%	96.1%	95.7%	1,875	1,723
San Francisco	5	774	774	4,510	4,052	11.3%	1,471	1,418	3.7%	3,039	2,634	15.4%	67.4%	96.0%	97.2%	2,022	1,796
Northern CA Total	8	1,411	1,411	7,586	6,853	10.7%	2,505	2,248	11.4%	5,081	4,605	10.3%	67.0%	96.3%	97.0%	1,860	1,669

Seattle	1	104	104	456	427	6.8%	181	181	—%	275	246	11.8%	60.3%	98.6%	95.6%	1,483	1,432
Pacific Total	31	8,424	7,772	41,671	39,662	5.1%	12,433	12,069	3.0%	29,238	27,593	6.0%	70.2%	95.8%	95.9%	1,865	1,774

Suburban New York - New Jersey	2	1,162	1,162	4,808	4,566	5.3%	1,635	1,569	4.2%	3,173	2,997	5.9%	66.0%	94.6%	96.7%	1,458	1,355
Washington - NoVa - MD	14	6,547	6,464	27,293	26,312	3.7%	8,302	7,736	7.3%	18,991	18,576	2.2%	69.6%	95.3%	96.3%	1,476	1,409
Boston	9	3,068	3,068	11,661	11,113	4.9%	4,112	4,101	0.3%	7,549	7,012	7.7%	64.7%	95.4%	95.4%	1,328	1,265
Philadelphia	6	2,929	2,850	12,017	11,592	3.7%	3,986	4,133	(3.6)%	8,031	7,459	7.7%	66.8%	95.6%	95.8%	1,471	1,415
Northeast Total	31	13,706	13,544	55,779	53,583	4.1%	18,035	17,539	2.8%	37,744	36,044	4.7%	67.7%	95.3%	96.0%	1,440	1,373

Miami	5	2,471	2,460	13,800	12,787	7.9%	4,728	4,077	16.0%	9,072	8,710	4.2%	65.7%	97.0%	97.2%	1,928	1,783
Orlando	5	1,481	1,481	3,689	3,581	3.0%	1,739	1,506	15.5%	1,950	2,075	(6.0)%	52.9%	94.2%	94.7%	881	851
Jacksonville	4	1,643	1,643	4,353	4,221	3.1%	1,921	1,911	0.5%	2,432	2,310	5.3%	55.9%	94.7%	95.7%	933	895
Florida Total	14	5,595	5,584	21,842	20,589	6.1%	8,388	7,494	11.9%	13,454	13,095	2.7%	61.6%	95.6%	96.1%	1,364	1,279

Houston	5	2,237	2,168	5,194	4,821	7.7%	2,353	2,057	14.4%	2,841	2,764	2.8%	54.7%	94.6%	91.8%	844	807
Denver	8	2,177	2,104	6,979	6,487	7.6%	1,978	2,012	(1.7)%	5,001	4,475	11.8%	71.7%	95.5%	96.6%	1,158	1,064
Phoenix	5	1,318	1,018	2,488	2,437	2.1%	920	966	(4.8)%	1,568	1,471	6.6%	63.0%	94.9%	95.5%	858	835
Atlanta	5	1,295	1,125	3,572	3,356	6.4%	1,556	1,352	15.1%	2,016	2,004	0.6%	56.4%	94.8%	97.3%	1,117	1,022
Sunbelt Total	37	12,622	11,999	40,075	37,690	6.3%	15,195	13,881	9.5%	24,880	23,809	4.5%	62.1%	95.2%	95.5%	1,169	1,097

Chicago	11	3,393	3,329	13,715	13,006	5.5%	4,506	4,368	3.2%	9,209	8,638	6.6%	67.1%	96.0%	94.1%	1,430	1,384

Total Target Markets	110	38,145	36,644	151,240	143,941	5.1%	50,169	47,857	4.8%	101,071	96,084	5.2%	66.8%	95.5%	95.7%	1,441	1,369

Other
Baltimore	5	1,180	1,066	3,917	3,753	4.4%	1,359	1,376	(1.2)%	2,558	2,377	7.6%	65.3%	93.9%	94.5%	1,304	1,241
Nashville	4	1,114	1,114	3,384	3,162	7.0%	1,260	1,174	7.3%	2,124	1,988	6.8%	62.8%	94.8%	95.4%	1,068	992
Norfolk - Richmond	6	1,643	1,564	4,955	4,791	3.4%	1,532	1,454	5.4%	3,423	3,337	2.6%	69.1%	95.9%	94.7%	1,101	1,078
Other Markets	14	8,222	8,222	21,375	20,321	5.2%	8,519	8,628	(1.3)%	12,856	11,693	9.9%	60.1%	94.6%	93.9%	916	878

Total Other	29	12,159	11,966	33,631	32,027	5.0%	12,670	12,632	0.3%	20,961	19,395	8.1%	62.3%	94.7%	94.2%	989	947

Grand Total	139	50,304	48,610	$184,871	$175,968	5.1%	$62,839	$60,489	3.9%	$122,032	$115,479	5.7%	66.0%	95.3%	95.3%	$1,330	$1,266

23

Supplemental Schedule 6(b)

Conventional Same Store Operating Results
Fourth Quarter 2012 Compared to Third Quarter 2012
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	4Q 2012	3Q 2012	Growth	4Q 2012	3Q 2012	Growth	4Q 2012	3Q 2012	Growth	4Q 2012	4Q 2012	3Q 2012	4Q 2012	3Q 2012
Target Markets
Los Angeles	12	3,552	2,901	$18,772	$18,551	1.2%	$5,531	$5,569	(0.7)%	$13,241	$12,982	2.0%	70.5%	95.9%	95.1%	$2,251	$2,241
Orange County	4	1,213	1,213	6,110	6,155	(0.7)%	1,777	1,898	(6.4)%	4,333	4,257	1.8%	70.9%	95.4%	97.2%	1,760	1,741
San Diego	6	2,144	2,144	8,747	8,813	(0.7)%	2,439	2,650	(8.0)%	6,308	6,163	2.4%	72.1%	95.5%	95.3%	1,425	1,437
Southern CA Total	22	6,909	6,257	33,629	33,519	0.3%	9,747	10,117	(3.7)%	23,882	23,402	2.1%	71.0%	95.7%	95.6%	1,873	1,869
East Bay	2	413	413	1,865	1,827	2.1%	620	698	(11.2)%	1,245	1,129	10.3%	66.8%	97.0%	97.1%	1,552	1,519
San Jose	1	224	224	1,211	1,163	4.1%	414	397	4.3%	797	766	4.0%	65.8%	96.1%	96.1%	1,875	1,800
San Francisco	5	774	774	4,510	4,381	2.9%	1,471	1,460	0.8%	3,039	2,921	4.0%	67.4%	96.0%	96.7%	2,022	1,951
Northern CA Total	8	1,411	1,411	7,586	7,371	2.9%	2,505	2,555	(2.0)%	5,081	4,816	5.5%	67.0%	96.3%	96.7%	1,860	1,800

Seattle	1	104	104	456	445	2.5%	181	190	(4.7)%	275	255	7.8%	60.3%	98.6%	96.9%	1,483	1,473
Pacific Total	31	8,424	7,772	41,671	41,335	0.8%	12,433	12,862	(3.3)%	29,238	28,473	2.7%	70.2%	95.8%	95.8%	1,865	1,851

Suburban New York - New Jersey	2	1,162	1,162	4,808	4,780	0.6%	1,635	2,093	(21.9)%	3,173	2,687	18.1%	66.0%	94.6%	95.5%	1,458	1,436
Washington - NoVa - MD	14	6,547	6,464	27,293	27,406	(0.4)%	8,302	8,697	(4.5)%	18,991	18,709	1.5%	69.6%	95.3%	95.7%	1,476	1,476
Boston	9	3,068	3,068	11,661	11,634	0.2%	4,112	4,339	(5.2)%	7,549	7,295	3.5%	64.7%	95.4%	95.8%	1,328	1,320
Philadelphia	6	2,929	2,850	12,017	11,736	2.4%	3,986	4,384	(9.1)%	8,031	7,352	9.2%	66.8%	95.6%	94.2%	1,471	1,457
Northeast Total	31	13,706	13,544	55,779	55,556	0.4%	18,035	19,513	(7.6)%	37,744	36,043	4.7%	67.7%	95.3%	95.4%	1,440	1,433

Miami	5	2,471	2,460	13,800	13,587	1.6%	4,728	4,528	4.4%	9,072	9,059	0.1%	65.7%	97.0%	96.5%	1,928	1,908
Orlando	5	1,481	1,481	3,689	3,606	2.3%	1,739	1,618	7.5%	1,950	1,988	(1.9)%	52.9%	94.2%	94.6%	881	858
Jacksonville	4	1,643	1,643	4,353	4,409	(1.3)%	1,921	1,927	(0.3)%	2,432	2,482	(2.0)%	55.9%	94.7%	95.6%	933	936
Florida Total	14	5,595	5,584	21,842	21,602	1.1%	8,388	8,073	3.9%	13,454	13,529	(0.6)%	61.6%	95.6%	95.7%	1,364	1,347

Houston	5	2,237	2,168	5,194	5,119	1.5%	2,353	2,470	(4.7)%	2,841	2,649	7.2%	54.7%	94.6%	95.1%	844	828
Denver	8	2,177	2,104	6,979	6,866	1.6%	1,978	2,184	(9.4)%	5,001	4,682	6.8%	71.7%	95.5%	96.2%	1,158	1,131
Phoenix	5	1,318	1,018	2,488	2,510	(0.9)%	920	974	(5.5)%	1,568	1,536	2.1%	63.0%	94.9%	94.5%	858	869
Atlanta	5	1,295	1,125	3,572	3,523	1.4%	1,556	1,332	16.8%	2,016	2,191	(8.0)%	56.4%	94.8%	96.4%	1,117	1,083
Sunbelt Total	37	12,622	11,999	40,075	39,620	1.1%	15,195	15,033	1.1%	24,880	24,587	1.2%	62.1%	95.2%	95.6%	1,169	1,151

Chicago	11	3,393	3,329	13,715	13,289	3.2%	4,506	4,819	(6.5)%	9,209	8,470	8.7%	67.1%	96.0%	94.6%	1,430	1,406

Total Target Markets	110	38,145	36,644	151,240	149,800	1.0%	50,169	52,227	(3.9)%	101,071	97,573	3.6%	66.8%	95.5%	95.5%	1,441	1,427

Other
Baltimore	5	1,180	1,066	3,917	3,848	1.8%	1,359	1,589	(14.5)%	2,558	2,259	13.2%	65.3%	93.9%	93.5%	1,304	1,288
Nashville	4	1,114	1,114	3,384	3,347	1.1%	1,260	1,270	(0.8)%	2,124	2,077	2.3%	62.8%	94.8%	95.7%	1,068	1,047
Norfolk - Richmond	6	1,643	1,564	4,955	4,936	0.4%	1,532	1,662	(7.8)%	3,423	3,274	4.6%	69.1%	95.9%	94.6%	1,101	1,111
Other Markets	14	8,222	8,222	21,375	21,260	0.5%	8,519	8,119	4.9%	12,856	13,141	(2.2)%	60.1%	94.6%	94.7%	916	910

Total Other	29	12,159	11,966	33,631	33,391	0.7%	12,670	12,640	0.2%	20,961	20,751	1.0%	62.3%	94.7%	94.7%	989	983

Grand Total	139	50,304	48,610	$184,871	$183,191	0.9%	$62,839	$64,867	(3.1)%	$122,032	$118,324	3.1%	66.0%	95.3%	95.3%	$1,330	$1,318

24

Supplemental Schedule 6(c)

Conventional Same Store Operating Results
Year Ended December 31, 2012 Compared to Year Ended December 31, 2011
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	2012	2011	Growth	2012	2011	Growth	2012	2011	Growth	2012	2012	2011	2012	2011
Target Markets
Los Angeles	12	3,552	2,901	$73,702	$70,954	3.9%	$21,491	$21,075	2.0%	$52,211	$49,879	4.7%	70.8%	95.6%	96.4%	$2,214	$2,114
Orange County	4	1,213	1,213	24,211	23,201	4.4%	7,205	7,163	0.6%	17,006	16,038	6.0%	70.2%	96.2%	97.1%	1,728	1,641
San Diego	6	2,144	2,144	34,607	33,592	3.0%	10,070	9,670	4.1%	24,537	23,922	2.6%	70.9%	95.4%	95.4%	1,410	1,369
Southern CA Total	22	6,909	6,257	132,520	127,747	3.7%	38,766	37,908	2.3%	93,754	89,839	4.4%	70.7%	95.7%	96.2%	1,845	1,768
East Bay	2	413	413	7,207	6,586	9.4%	2,594	2,457	5.6%	4,613	4,129	11.7%	64.0%	96.8%	97.6%	1,502	1,361
San Jose	1	224	224	4,677	4,324	8.2%	1,639	1,251	31.0%	3,038	3,073	(1.1)%	65.0%	96.7%	96.7%	1,800	1,663
San Francisco	5	774	774	17,264	15,559	11.0%	5,736	5,261	9.0%	11,528	10,298	11.9%	66.8%	96.4%	97.0%	1,927	1,727
Northern CA Total	8	1,411	1,411	29,148	26,469	10.1%	9,969	8,969	11.1%	19,179	17,500	9.6%	65.8%	96.6%	97.1%	1,782	1,609

Seattle	1	104	104	1,781	1,666	6.9%	719	703	2.3%	1,062	963	10.3%	59.6%	97.7%	96.0%	1,460	1,390
Pacific Total	31	8,424	7,772	163,449	155,882	4.9%	49,454	47,580	3.9%	113,995	108,302	5.3%	69.7%	95.9%	96.4%	1,828	1,734

Suburban New York - New Jersey	2	1,162	1,162	18,991	17,576	8.1%	6,822	6,441	5.9%	12,169	11,135	9.3%	64.1%	96.1%	95.5%	1,417	1,320
Washington - NoVa - MD	14	6,547	6,464	108,512	103,985	4.4%	33,370	32,240	3.5%	75,142	71,745	4.7%	69.2%	96.0%	96.5%	1,457	1,390
Boston	9	3,068	3,068	46,041	43,862	5.0%	17,061	17,200	(0.8)%	28,980	26,662	8.7%	62.9%	95.8%	96.2%	1,306	1,239
Philadelphia	6	2,929	2,850	47,120	45,407	3.8%	17,348	17,962	(3.4)%	29,772	27,445	8.5%	63.2%	95.0%	95.5%	1,451	1,389
Northeast Total	31	13,706	13,544	220,664	210,830	4.7%	74,601	73,843	1.0%	146,063	136,987	6.6%	66.2%	95.7%	96.1%	1,418	1,349

Miami	5	2,471	2,460	53,581	50,126	6.9%	17,889	18,281	(2.1)%	35,692	31,845	12.1%	66.6%	96.8%	97.0%	1,875	1,751
Orlando	5	1,481	1,481	14,519	14,016	3.6%	6,364	6,088	4.5%	8,155	7,928	2.9%	56.2%	94.7%	94.9%	862	831
Jacksonville	4	1,643	1,643	17,358	16,550	4.9%	7,591	7,815	(2.9)%	9,767	8,735	11.8%	56.3%	95.2%	95.0%	924	883
Florida Total	14	5,595	5,584	85,458	80,692	5.9%	31,844	32,184	(1.1)%	53,614	48,508	10.5%	62.7%	95.8%	95.9%	1,331	1,256

Houston	5	2,237	2,168	20,233	19,407	4.3%	9,317	8,626	8.0%	10,916	10,781	1.3%	54.0%	94.2%	92.9%	826	803
Denver	8	2,177	2,104	26,951	25,267	6.7%	8,307	8,228	1.0%	18,644	17,039	9.4%	69.2%	96.1%	97.3%	1,111	1,029
Phoenix	5	1,318	1,018	9,796	9,397	4.2%	3,636	3,671	(1.0)%	6,160	5,726	7.6%	62.9%	95.3%	96.2%	841	800
Atlanta	5	1,295	1,125	13,921	12,978	7.3%	5,424	4,885	11.0%	8,497	8,093	5.0%	61.0%	96.1%	96.9%	1,074	992
Sunbelt Total	37	12,622	11,999	156,359	147,741	5.8%	58,528	57,594	1.6%	97,831	90,147	8.5%	62.6%	95.6%	95.7%	1,137	1,072

Chicago	11	3,393	3,329	53,593	51,697	3.7%	19,178	18,208	5.3%	34,415	33,489	2.8%	64.2%	95.5%	95.5%	1,405	1,354

Total Target Markets	110	38,145	36,644	594,065	566,150	4.9%	201,761	197,225	2.3%	392,304	368,925	6.3%	66.0%	95.7%	96.0%	1,412	1,341

Other
Baltimore	5	1,180	1,066	15,274	14,796	3.2%	5,744	5,658	1.5%	9,530	9,138	4.3%	62.4%	94.0%	94.8%	1,270	1,220
Nashville	4	1,114	1,114	13,312	12,451	6.9%	4,916	4,798	2.5%	8,396	7,653	9.7%	63.1%	96.0%	95.1%	1,038	979
Norfolk - Richmond	6	1,643	1,564	19,603	19,326	1.4%	6,202	5,970	3.9%	13,401	13,356	0.3%	68.4%	95.0%	95.5%	1,100	1,077
Other Markets	14	8,222	8,222	84,242	81,114	3.9%	34,825	35,920	(3.0)%	49,417	45,194	9.3%	58.7%	95.1%	94.7%	898	868

Total Other	29	12,159	11,966	132,431	127,687	3.7%	51,687	52,346	(1.3)%	80,744	75,341	7.2%	61.0%	95.1%	94.9%	970	937

Grand Total	139	50,304	48,610	$726,496	$693,837	4.7%	$253,448	$249,571	1.6%	$473,048	$444,266	6.5%	65.1%	95.5%	95.7%	$1,304	$1,243

25

Supplemental Schedule 6(d)

Conventional Same Store Operating Expense Detail
Fourth Quarter and Year-to-Date Fourth Quarter 2012
(in thousands) (unaudited)

Fourth Quarter 2012 Compared to Fourth Quarter 2011

	4Q 2012	% of Total	4Q 2011	$ Change	% Change
Real estate taxes	$17,239	27.4%	$15,002	$2,237	14.9%
Onsite payroll	12,733	20.3%	13,935	(1,202)	(8.6)%
Utilities	10,628	16.9%	10,327	301	2.9%
Repairs and maintenance	9,150	14.6%	9,311	(161)	(1.7)%
Software, technology and other	4,719	7.5%	4,301	418	9.7%
Insurance	3,213	5.1%	2,223	990	44.5%
Marketing	2,505	4.0%	2,588	(83)	(3.2)%
Expensed turnover costs	2,652	4.2%	2,802	(150)	(5.4)%
Total	$62,839	100.0%	$60,489	$2,350	3.9%

Fourth Quarter 2012 Compared to Third Quarter 2012

	4Q 2012	% of Total	3Q 2012	$ Change	% Change
Real estate taxes	$17,239	27.4%	$16,143	$1,096	6.8%
Onsite payroll	12,733	20.3%	12,485	248	2.0%
Utilities	10,628	16.9%	10,712	(84)	(0.8)%
Repairs and maintenance	9,150	14.6%	10,342	(1,192)	(11.5)%
Software, technology and other	4,719	7.5%	4,726	(7)	(0.1)%
Insurance	3,213	5.1%	3,974	(761)	(19.1)%
Marketing	2,505	4.0%	2,889	(384)	(13.3)%
Expensed turnover costs	2,652	4.2%	3,596	(944)	(26.3)%
Total	$62,839	100.0%	$64,867	$(2,028)	(3.1)%

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

	2012	% of Total	2011	$ Change	% Change
Real estate taxes	$66,296	26.2%	$62,130	$4,166	6.7%
Onsite payroll	50,762	20.0%	56,984	(6,222)	(10.9)%
Utilities	44,025	17.4%	44,343	(318)	(0.7)%
Repairs and maintenance	39,076	15.4%	38,691	385	1.0%
Software, technology and other	17,806	7.0%	16,287	1,519	9.3%
Insurance	13,701	5.4%	10,135	3,566	35.2%
Marketing	10,524	4.2%	9,829	695	7.1%
Expensed turnover costs	11,258	4.4%	11,172	86	0.8%
Total	$253,448	100.0%	$249,571	$3,877	1.6%

26

Supplemental Schedule 7(a)

Total Conventional Portfolio Data by Market
Fourth Quarter 2012 Compared to Fourth Quarter 2011
(unaudited)

	Quarter Ended December 31, 2012					Quarter Ended December 31, 2011
	Properties	Units	Effective Units	% Aimco NOI	Average Revenue per Effective Unit	Properties	Units	Effective Units	% Aimco NOI	Average Revenue per Effective Unit
Target Markets
Los Angeles	13	4,248	3,597	9.9%	$2,251	14	4,645	3,993	10.4%	$2,045
Orange County	4	1,213	1,213	3.2%	1,760	4	1,213	1,143	3.0%	1,711
San Diego	11	2,370	2,300	5.0%	1,430	10	2,286	2,145	4.8%	1,419
Southern CA Total	28	7,831	7,110	18.1%	1,869	28	8,144	7,281	18.2%	1,788

East Bay	2	413	413	0.9%	1,552	2	413	353	0.7%	1,457
San Jose	1	224	224	0.6%	1,875	1	224	224	0.7%	1,723
San Francisco	7	1,208	1,208	2.2%	2,022	7	1,208	1,208	2.0%	1,796
Northern CA Total	10	1,845	1,845	3.7%	1,860	10	1,845	1,785	3.4%	1,695

Seattle	2	239	239	0.2%	1,625	2	239	200	0.5%	1,636

Pacific Total	40	9,915	9,194	22.0%	1,861	40	10,228	9,266	22.1%	1,769

Manhattan	21	959	959	3.0%	2,859	22	957	957	2.6%	2,358
Suburban New York - New Jersey	2	1,162	1,162	2.4%	1,457	2	1,162	944	2.0%	1,418
New York Total	23	2,121	2,121	5.4%	2,077	24	2,119	1,901	4.6%	1,895

Washington - NoVA - MD	14	6,547	6,464	14.2%	1,476	17	8,015	7,071	14.5%	1,401
Boston	11	4,129	4,129	7.8%	1,348	11	4,129	4,129	7.3%	1,280
Philadelphia	7	3,888	3,809	8.0%	1,527	7	3,888	3,664	7.5%	1,496
Northeast Total	55	16,685	16,523	35.4%	1,531	59	18,151	16,765	33.9%	1,450

Miami	5	2,482	2,471	6.8%	1,920	5	2,474	2,463	6.5%	1,783
Palm Beach - Fort Lauderdale	2	776	776	0.8%	1,027	3	1,076	1,076	1.0%	952
Orlando	6	1,715	1,715	1.8%	899	7	2,315	2,315	2.1%	875
Jacksonville	4	1,643	1,643	1.8%	933	4	1,643	1,643	1.8%	895
Florida Total	17	6,616	6,605	11.2%	1,314	19	7,508	7,497	11.4%	1,211

Houston	5	2,237	2,168	2.1%	844	5	2,237	1,873	1.9%	813
Denver	8	2,177	2,104	3.7%	1,158	8	2,177	1,775	3.0%	1,108
Phoenix	6	1,806	1,506	2.0%	973	12	3,017	2,605	2.7%	793
Atlanta	5	1,295	1,125	1.5%	1,117	5	1,295	1,125	1.5%	1,022
Sunbelt Total	41	14,131	13,508	20.5%	1,160	49	16,234	14,875	20.5%	1,056

Chicago	11	3,393	3,329	6.9%	1,430	13	3,993	3,832	7.2%	1,335

Total Target Markets	147	44,124	42,554	84.8%	1,466	161	48,606	44,738	83.7%	1,367

Other
Baltimore	5	1,180	1,066	1.9%	1,304	5	1,180	993	1.7%	1,227
Inland Empire	—	—	—	—	—	2	376	376	0.4%	802
Michigan	3	3,306	3,306	3.2%	769	3	3,306	3,306	2.7%	726
Nashville	4	1,114	1,114	1.6%	1,068	4	1,114	865	1.2%	1,013
Non-Target Florida	3	702	702	0.8%	876	4	906	906	1.0%	830
Norfolk - Richmond	6	1,643	1,564	2.6%	1,101	6	1,643	1,564	2.5%	1,078
Providence RI	2	708	708	1.2%	1,249	2	708	708	1.2%	1,219
Other Markets	5	3,102	3,101	3.9%	1,000	11	4,995	4,848	5.6%	919

Total Other	28	11,755	11,561	15.2%	989	37	14,228	13,566	16.3%	926

Grand Total	175	55,879	54,115	100.0%	$1,362	198	62,834	58,304	100.0%	$1,262

27

Supplemental Schedule 7(b)

Total Conventional Portfolio Data by Market
Third Quarter 2012 Market Information
(unaudited)

Aimco's portfolio strategy seeks predictable rent growth from a portfolio of A, B and C-quality conventional properties, averaging B/B+ in quality, and diversified among the largest coastal and job growth markets in the U.S. as measured by total apartment value. Aimco measures Conventional Property asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: A-quality assets are those with rents greater than 125% of local market average; B-quality assets are those with rents 90% to 125% of local market average; and C-quality assets are those with rents less than 90% of local market average.

The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 3Q 2012 data, the most recent period for which third-party data is available.

	Quarter Ended September 30, 2012
	Properties	Units	Effective Units	% Aimco NOI	Average Rent per Unit [1]	Market Rent [2]	Percentage of Market Rent Average	2013 - 2015 Projected Revenue Growth [3]
Target Markets
Los Angeles	14	4,645	3,993	10.6%	$1,986	$1,409	141.0%	4.2%
Orange County	4	1,213	1,213	3.2%	1,621	1,539	105.3%	5.2%
San Diego	11	2,370	2,300	5.0%	1,280	1,361	94.0%	3.8%
Southern CA Total	29	8,228	7,506	18.8%	1,687	1,414	119.3%	4.3%

East Bay	2	413	413	0.8%	1,370	1,354	101.2%	4.3%
San Jose	1	224	224	0.6%	1,657	1,955	84.8%	5.4%
San Francisco	7	1,208	1,208	2.1%	1,758	1,602	109.7%	4.6%
Northern CA Total	10	1,845	1,845	3.5%	1,628	1,778	91.6%	5.0%

Seattle	2	239	239	0.2%	1,380	1,049	131.6%	4.5%

Pacific Total	41	10,312	9,590	22.5%	1,669	1,471	113.5%	4.4%

Manhattan	23	999	999	3.2%	2,532	2,990	84.7%	4.0%
Suburban New York - New Jersey	2	1,162	1,162	2.0%	1,289	1,519	84.9%	4.8%
New York Total	25	2,161	2,161	5.2%	1,848	2,199	84.0%	4.3%

Washington - NoVA - MD	14	6,547	6,462	14.1%	1,342	1,484	90.4%	3.7%
Boston	11	4,129	4,129	7.5%	1,248	1,730	72.1%	4.3%
Philadelphia	7	3,888	3,809	7.2%	1,319	1,053	125.3%	2.8%

Northeast Total	57	16,725	16,561	34.0%	1,378	1,537	89.7%	3.7%

Miami	5	2,482	2,471	6.7%	1,665	1,072	155.3%	2.9%
Palm Beach - Fort Lauderdale	3	1,076	1,076	1.1%	864	1,095	78.9%	3.6%
Orlando	6	1,715	1,715	1.8%	772	840	91.9%	3.6%
Jacksonville	4	1,643	1,643	1.9%	800	782	102.3%	3.1%
Florida Total	18	6,916	6,905	11.5%	1,117	949	117.7%	3.1%

Houston	5	2,237	2,168	2.0%	728	776	93.8%	3.0%
Denver	8	2,177	2,104	3.5%	970	863	112.4%	4.5%
Phoenix	7	1,934	1,634	1.9%	795	711	111.8%	3.4%
Atlanta	5	1,295	1,125	1.7%	956	786	121.6%	3.1%

Sunbelt Total	43	14,559	13,936	20.6%	983	864	113.8%	3.3%

Chicago	13	3,993	3,929	7.2%	1,212	1,043	116.2%	4.2%

Total Target Markets	154	45,589	44,016	84.3%	1,292	1,264	102.2%	3.8%

Other
Baltimore	5	1,180	1,066	1.7%	1,166	1,033	112.9%	4.0%
Michigan	3	3,306	3,306	3.8%	636	802	79.3%	3.9%
Minneapolis	2	732	651	1.6%	1,636	974	168.0%	4.1%
Nashville	4	1,114	1,114	1.6%	911	747	122.0%	3.9%
Non-Target Florida	3	702	702	0.8%	734	1,024	71.7%	3.5%
Norfolk - Richmond	6	1,643	1,564	2.5%	967	868	111.4%	2.6%
Providence RI	2	708	708	1.2%	1,117	1,203	92.9%	3.2%
Other Markets	4	2,770	2,770	2.5%	663	706	93.9%	3.3%

Total Other	29	12,155	11,881	15.7%	850	853	99.6%	3.5%

Grand Total	183	57,744	55,897	100.0%	$1,196	$1,177	101.6%	3.8%

[1] Represents rents after concessions and vacancy loss, divided by Effective Units. Does not include other rental income.
[2] 3Q 2012 effective rents per REIS.
[3] Represents the average of annual revenue growth projections published by REIS and AxioMetrics, third-party providers of commercial real estate information and analyses.

28

Supplemental Schedule 8

Property Disposition and Acquisition Activity
(dollars in millions, except average revenue) (unaudited)

Fourth Quarter 2012 Dispositions [1]

	Number of Properties	Number of Units	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [2]	Property Debt		Net Sales Proceeds [3]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Unit
Conventional	8	1,865	96%	$192.1	6.3%	$101.1		$87.0	$186.2	$86.5	$1,087
Affordable	16	1,417	43%	79.0	9.0%	28.9		40.6	41.7	37.2	977
Total Dispositions	24	3,282	73%	$271.1	6.8%	$130.0		$127.6	$227.9	$123.7	$1,014

Year-to-Date 2012 Dispositions [1]

	Number of Properties	Number of Units	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [2]	Property Debt		Net Sales Proceeds [3]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Unit
Conventional [5]	24	6,273	96%	$507.6	6.2%	$283.8		$202.1	$487.6	$199.1	$912
Affordable	47	4,638	54%	211.0	8.3%	107.8		87.4	110.0	70.3	759
Total Dispositions	71	10,911	78%	$718.6	6.6%	$391.6		$289.5	$597.6	$269.4	$861

Year-to-Date 2012 Acquisitions

Limited Partner Transactions
Year-to-date, Aimco has acquired for a total cost of $50.7 million the noncontrolling limited partnership interests in 11 consolidated real estate partnerships that own 17 properties with average monthly revenue per effective unit of $1,066 and in which Aimco affiliates serve as general partner. The gross estimated fair value of the real estate corresponding to the interests Aimco acquired totaled $147.9 million.

Property Transactions
			Non-recourse Property Debt
Location	Units	Purchase Price	Principal	Interest Rate	Weighted Average Term to Maturity			Average Revenue Per Unit (Stabilized)		Percentage of Average Market Rent
Phoenix	488	$68.8	$29.1	5.55%	7.2		[4]	$1,100		147%
Manhattan	42	39.3	20.0	3.95%	9.8			$4,000		138%
San Diego	84	19.7	9.7	5.51%	4.5		[4]	$1,880		115%
Total Acquisitions	614	$127.8	$58.8	5.00%	7.6			$1,405		142%

Notes

[1] Fourth quarter and year-to-date disposition activity excludes sales of partnership interests in three and 12 properties, respectively, for gross proceeds to Aimco of $1.3 million and $14.7 million.

[2] NOI Cap Rate is calculated based on Aimco's share of the trailing twelve month NOI prior to sale, less a 3.0% management fee, divided by the gross proceeds, which excludes prepayment penalties associated with the related property debt.

[3] Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and debt prepayment penalties.
[4] Non-recourse property debt assumed in connection with acquisition.
[5] Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

Market	Properties	Units
Target:
Tampa	5	1,493
Phoenix	7	1,699
Manhattan	2	40
Chicago	2	600
Los Angeles	1	397
Palm Beach/Fort Lauderdale	1	300
Orlando	1	600
Washington D.C.	1	164
Total Target	20	5,293
Other Markets:
Daytona Beach	1	204
Minneapolis	1	400
Inland Empire [6]	2	376
Total Other	4	980
Total Sales	24	6,273

[6] Aimco has now exited the Inland Empire.

29

Supplemental Schedule 9

Capital Additions
(in thousands, except per unit data) (unaudited)

Capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), Redevelopment or Casualties. Non-Redevelopment and non-Casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period over which Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:
- properties sold during the period or properties held for sale at the end of the period;
- properties that are not multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties; and
- properties that Aimco owns but does not manage.

See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Quarter Ended December 31, 2012			Year Ended December 31, 2012
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$10,758	$1,778	$12,536	$38,827	$6,240	$45,067
Turnover capital additions	4,993	453	5,446	13,431	1,215	14,646
Capitalized site payroll and indirect costs	1,368	83	1,451	4,065	298	4,363
Total Capital Replacements	17,119	2,314	19,433	56,323	7,753	64,076
Capital Improvements	29,389	1,288	30,677	81,660	2,320	83,980
Redevelopment Additions	29,507	—	29,507	100,085	—	100,085
Casualty	1,389	4,949	6,338	4,955	6,947	11,902
Total Capital Additions [1]	$77,404	$8,551	$85,955	$243,023	$17,020	$260,043

Total units	55,737	11,342	67,079	55,737	11,342	67,079
Total Capital Replacements per unit	$307	$204	$290	$1,011	$684	$955

[1] For the quarter and year ended December 31, 2012, total capital additions includes $4.2 million and $16.6 million of interest costs, respectively.

30

Supplemental Schedule 10

Summary of Redevelopment Activity
Year Ended December 31, 2012
(dollars in millions) (unaudited)

				Schedule				Average Rents
	Total Number of Units	Total Project Cost	Inception-to-Date Investment [1]	Construction Start	Initial Occupancy	Construction Complete	Stabilized Operations	Pre- Redevel-opment [2]	Projected Stabilized [3]	Change in Market Rents Since Start [4]	Occupancy [5]
Under Redevelopment
Elm Creek, Elmhurst, IL [6]	28	$11.3	$4.4	2Q 2012	1Q 2013	3Q 2013	4Q 2013	n/a	$2,946	2.4%	N/A
Flamingo South Beach, Miami, FL	1,127	4.1	3.5	3Q 2011	n/a - exterior only	1Q 2013	1Q 2013	$1,770	$1,800	4.7%	96.6%
Lincoln Place, Venice, CA [7]	795	328.0	195.7	Multiple	Multiple	4Q 2014	1Q 2015	n/a	$2,470	0.9%	7.3%
Pacific Bay Vistas, San Bruno, CA [8]	308	106.5	79.1	4Q 2011	3Q 2013	1Q 2014	2Q 2014	n/a	$2,200	11.5%	Vacant
The Palazzo at Park La Brea, Los Angeles, CA [8]	521	15.7	5.8	1Q 2012	4Q 2012	3Q 2014	4Q 2014	$2,861	$3,171	7.0%	94.8%
The Preserve at Marin, Corte Madera, CA	126	85.0	56.4	4Q 2012	2Q 2013	4Q 2013	1Q 2014	n/a	$3,880	n/a	Vacant
Subtotal	2,905	550.6	344.9

Completed Year-to-Date
Plantation Gardens, Plantation, FL	372	6.4	6.3	3Q 2011	3Q 2012	4Q 2012	1Q 2013	$892	$977	6.2%	83.5%

Grand Total	3,277	$557.0	$351.2

	Actual 2012 Investment
	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Year-to-Date
Under Redevelopment	13.7	21.8	28.0	28.3	91.8
Other Redevelopment [9]	0.2	1.6	1.3	0.4	3.5
Subtotal	$13.9	$23.4	$29.3	$28.7	$95.3

Completed Year-to-Date	1.7	1.2	1.1	0.8	4.8
Total	$15.6	$24.6	$30.4	$29.5	$100.1

[1] Lincoln Place and Pacific Bay Vistas amounts are net of 4Q 2008 impairment losses of $85.4 million and $5.7 million, respectively.
[2] Average rents for the quarter preceding construction start.
[3] Stabilized rents do not include projected market rent growth.
[4] Represents change in submarket rents from the quarter in which stabilized rents were projected to third quarter 2012, based on the average of REIS and AxioMetrics.
[5] Represents average daily occupancy during the quarter except as it relates to vacant or previously vacant properties, in which case quarter-end physical occupancy is reported.
As of December 31, 2012, such vacant or previously vacant properties are: Lincoln Place; Pacific Bay Vistas; and The Preserve at Marin.
[6] Aimco's Elm Creek project involves the construction of 28 townhomes to be built on a now-vacant land parcel contiguous to the Elm Creek community.
[7] An earlier phase of the Lincoln Place redevelopment began in 4Q 2011, and 50 units were re-leased to returning residents in 2Q 2012. Over the next two years, Aimco will redevelop the remaining buildings, construct 13 new buildings with 99 units, a 5,000 square foot leasing center and a 6,100 square foot fitness center and pool area. Aimco expects initial occupancy of remaining existing units to occur in 2Q 2013, and that the first newly constructed units will begin to be occupied in 1Q 2014.
[8] The Palazzo is owned in a joint venture in which Aimco has an approximate 53% interest. Aimco’s share of this $15.7 million investment is $8.3 million.
[9] Amount represents capitalizable costs associated with projects in our redevelopment pipeline that are not listed above.

31

GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL AND OPERATING MEASURES

This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ACQUISITION PROPERTIES: Properties acquired since January 1, 2011.
ADJUSTED INTEREST EXPENSE: Adjusted Interest Expense represents Aimco's proportionate share of interest expense less (i) prepayment penalties and amortization of deferred financing costs and (ii) the amount of interest income recognized by Aimco related to its investment in the subordinated tranches in a securitization trust holding only Aimco property debt.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure. Aimco owns approximately 95% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco's share of financial information discussed in this Earnings Release and Supplemental Information. Aimco's proportionate share of financial information includes Aimco's share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco's financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco's Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco's proportionate share of financial results to Aimco's consolidated financial statements.
CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI includes all non-Redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI, CR does not increase the useful life of an asset from its original purchase condition. CR represents the portion of capital additions that are deemed to replace the consumed portion of acquired capital assets. CR is deducted in the calculation of AFFO.
CASUALTY CAPITAL ADDITIONS: Casualty capital additions represent capitalized costs incurred in connection with the restoration of an asset after a casualty event such as a hurricane, tornado or flood.

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Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco's GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco's GAAP financial statements. Amounts do not include capital additions related to:
- consolidated properties sold during the period or classified as held for sale at the end of the period;
- consolidated properties that are not multi-family such as commercial properties or fitness facilities; or
- consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco's consolidated GAAP information is presented below.

(in thousands) (unaudited)	Quarter Ended December 31, 2012	Year Ended December 31, 2012
Capital Additions per Schedule 9	$85,955	$260,043
Capital additions related to:
Unconsolidated real estate partnerships	(140)	(1,226)
Consolidated sold and held for sale properties	249	12,142
Consolidated properties Aimco owns but does not manage	127	821
Consolidated properties that are not multi-family, such as commercial properties or fitness facilities	147	323
Consolidated capital additions	$86,338	$272,103

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco's portfolio of market-rate apartment communities. Aimco's portfolio strategy seeks predictable rent growth from a portfolio of A, B and C-quality conventional properties, averaging B/B+ in quality, and diversified among the largest coastal and job growth markets in the United States, as measured by apartment value.
DEBT TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt to (b) EBITDA.
DEBT AND PREFERRED EQUITY TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt, plus Aimco's preferred stock and the preferred units of the Aimco Operating Partnership to (b) EBITDA.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco's credit agreement, the ratio of (a) Earnings Before Interest, Taxes, Depreciation and Amortization (Compliance EBITDA), reduced by certain capital expenditure reserves, to (b) debt service, which represents the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs) and (ii) debt amortization, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: The number of actual property units multiplied by Aimco's ownership interest in the property as of the end of the current period. Effective Units may be used to analyze Aimco's proportionate financial measures on a per-unit basis.

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EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is the numerator used in Aimco's calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio. EBITDA is computed by adding to Aimco's Pro forma FFO (a) Aimco's proportionate share of interest expense, taxes, depreciation and amortization related to non-real estate assets, non-cash stock compensation expense and (b) Preferred Dividends.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) EBITDA to (b) Adjusted Interest Expense. Aimco's management uses this ratio as one measure of leverage.
EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) EBITDA to (b) the sum of Adjusted Interest Expense and Preferred Dividends. Aimco's management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined by Aimco's credit agreement, the ratio of (a) EBITDA computed in accordance with the terms of Aimco's credit agreement, which differs from EBITDA defined above, to (b) fixed charges, which represent the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs), (ii) debt amortization and (iii) Preferred Dividends, for the four fiscal quarters preceding the date of calculation.
FREE CASH FLOW INTERNAL RATE OF RETURN: Free Cash Flow represents a property's net operating income less capital spending required to maintain the condition of the property, and a Free Cash Flow Internal Rate of Return represents the rate of return generated by discounting the expected Free Cash Flow from the property and the proceeds from its eventual sale.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) and ADJUSTED FUNDS FROM OPERATIONS (AFFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding preferred equity redemption related amounts (adjusted for noncontrolling interests). Preferred equity redemption related amounts (gains or losses) are items that periodically affect Aimco's operating results. Aimco excludes preferred equity redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating performance. AFFO represents Pro forma FFO reduced by Capital Replacements (also adjusted for noncontrolling interests).
FFO, Pro forma FFO and AFFO are helpful to investors in understanding Aimco's performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO, Pro forma FFO or AFFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 and reconciled to AFFO on the following page.

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	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
(in thousands, except per share data) (unaudited)
Net income (loss) attributable to Aimco common stockholders	$67,928	$(23,411)	$82,146	$(103,161)
Adjustments:
Depreciation and amortization	85,374	88,713	345,077	342,820
Depreciation and amortization related to non-real estate assets	(3,370)	(3,130)	(13,176)	(12,739)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(4,335)	(5,102)	(18,402)	(23,130)
Gain on dispositions of unconsolidated real estate and other, net of noncontrolling partners' interest	(163)	(1,120)	(15,399)	(2,509)
Provision for impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	1,364	4,869	9,382	4,957
Discontinued operations:
Gain on dispositions of real estate, net of income taxes and noncontrolling partners' interest	(75,481)	(17,815)	(185,112)	(60,382)
Provision for impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	2,814	5,905	12,403	15,314
Depreciation of rental property, net of noncontrolling partners' interest	994	8,936	19,169	42,068
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	(178)	(5,444)	(9,127)	(20,868)
Amounts allocable to participating securities	(25)	(152)	(503)	(556)
FFO Attributable to Aimco Common Stockholders - Diluted	$74,922	$52,249	$226,458	$181,814
Preferred equity redemption related amounts	43	(1,943)	22,626	(3,904)
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	36	132	(1,341)	266
Amounts allocable to participating securities	—	7	(87)	16
Pro forma Funds From Operations Attributable to Aimco Common Stockholders - Diluted	$75,001	$50,445	$247,656	$178,192
Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership	(20,057)	(26,231)	(66,968)	(74,342)
Amounts allocable to participating securities	53	144	246	540
AFFO Attributable to Aimco Common Stockholders - Diluted	$54,997	$24,358	$180,934	$104,390
Weighted average shares - diluted	145,177	120,700	134,743	119,626
FFO per share (diluted)	$0.52	$0.43	$1.68	$1.52
Pro forma FFO per share (diluted)	$0.52	$0.42	$1.84	$1.49
AFFO per share (diluted)	$0.38	$0.20	$1.34	$0.87

NEW LEASE AND RENEWAL RATES: Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease.
OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store Property definition because they are not managed by Aimco and/or Aimco's ownership interest is less than 10%.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, non-multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties, and properties that had not reached and maintained a stabilized level of occupancy as of January 1, 2011, often due to a casualty event.

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OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
PREFERRED DIVIDENDS: Preferred dividends include dividends paid with respect to Aimco's Preferred Stock and the Aimco Operating Partnership Preferred Partnership Units.
PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco's consolidated GAAP amounts is provided below and on the following page.

Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(a) to Proportionate Property NOI Amounts Included in Aimco's Earnings Release and Supplemental Schedule 6(a)
Fourth Quarter 2012 Compared to Fourth Quarter 2011
(in thousands) (unaudited)
	Quarter Ended December 31, 2012				Quarter Ended December 31, 2011
	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$185,158	$—	$(287)	$184,871	$171,487	$—	$4,481	$175,968
Affordable Same Store	25,294	—	60	25,354	24,687	—	90	24,777
Total Same Store	210,452	—	(227)	210,225	196,174	—	4,571	200,745
Other Conventional	22,793	—	—	22,793	20,328	(1,196)	—	19,132
Other Affordable	2,943	(2,943)	—	—	3,559	(3,559)	—	—
Total rental and other property revenues	236,188	(2,943)	(227)	233,018	220,061	(4,755)	4,571	219,877
Property operating expenses
Conventional Same Store	62,071	—	768	62,839	57,370	—	3,119	60,489
Affordable Same Store	9,890	—	98	9,988	9,685	—	99	9,784
Total Same Store	71,961	—	866	72,827	67,055	—	3,218	70,273
Other Conventional	10,865	—	—	10,865	9,677	(802)	(267)	8,608
Other Affordable	1,283	(1,283)	—	—	1,588	(1,588)	—	—
Total property operating expenses	84,109	(1,283)	866	83,692	78,320	(2,390)	2,951	78,881
Property NOI:
Conventional Same Store	123,087	—	(1,055)	122,032	114,117	—	1,362	115,479
Affordable Same Store	15,404	—	(38)	15,366	15,002	—	(9)	14,993
Total Same Store	138,491	—	(1,093)	137,398	129,119	—	1,353	130,472
Other Conventional	11,928	—	—	11,928	10,651	(394)	267	10,524
Other Affordable	1,660	(1,660)	—	—	1,971	(1,971)	—	—
Net real estate operations	$152,079	$(1,660)	$(1,093)	$149,326	$141,741	$(2,365)	$1,620	$140,996
	% Aimco
	4Q 2012 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	82%	5.1%	3.9%	5.7%
Affordable Same Store	10%	2.3%	2.1%	2.5%
Total Same Store	92%	4.7%	3.6%	5.3%
Other Conventional	8%	19.1%	26.2%	13.3%
Net real estate operations	100%	6.0%	6.1%	5.9%

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Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Quarter Ended September 30, 2012
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$191,925	$—	$(8,641)	$183,284	$(93)	$183,191
Property operating expenses	67,889	—	(3,127)	64,762	105	64,867
Property NOI	$124,036	$—	$(5,514)	$118,522	$(198)	$118,324

Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(b) to Proportionate Property NOI Amounts Included in Aimco's Earnings Release and Supplemental Schedule 6(c)
Year Ended December 31, 2012 Compared to Year Ended December 31, 2011
(in thousands) (unaudited)
	Year Ended December 31, 2012				Year Ended December 31, 2011
	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$724,350	$—	$2,146	$726,496	$674,488	$—	$19,349	$693,837
Affordable Same Store	101,201	—	323	101,524	97,448	—	345	97,793
Total Same Store	825,551	—	2,469	828,020	771,936	—	19,694	791,630
Other Conventional	88,851	(3,606)	—	85,245	80,850	(4,892)	136	76,094
Other Affordable	12,217	(12,217)	—	—	15,208	(15,208)	—	—
Total rental and other property revenues	926,619	(15,823)	2,469	913,265	867,994	(20,100)	19,830	867,724
Property operating expenses
Conventional Same Store	251,202	—	2,246	253,448	239,748	—	9,823	249,571
Affordable Same Store	39,645	—	323	39,968	38,098	—	355	38,453
Total Same Store	290,847	—	2,569	293,416	277,846	—	10,178	288,024
Other Conventional	43,531	(2,264)	—	41,267	39,138	(3,096)	(964)	35,078
Other Affordable	5,512	(5,512)	—	—	7,577	(7,577)	—	—
Total property operating expenses	339,890	(7,776)	2,569	334,683	324,561	(10,673)	9,214	323,102
Property NOI:
Conventional Same Store	473,148	—	(100)	473,048	434,740	—	9,526	444,266
Affordable Same Store	61,556	—	—	61,556	59,350	—	(10)	59,340
Total Same Store	534,704	—	(100)	534,604	494,090	—	9,516	503,606
Other Conventional	45,320	(1,342)	—	43,978	41,712	(1,796)	1,100	41,016
Other Affordable	6,705	(6,705)	—	—	7,631	(7,631)	—	—
Net real estate operations	$586,729	$(8,047)	$(100)	$578,582	$543,433	$(9,427)	$10,616	$544,622
	% Aimco
	YTD 2012 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	82%	4.7%	1.6%	6.5%
Affordable Same Store	10%	3.8%	3.9%	3.7%
Total Same Store	92%	4.6%	1.9%	6.2%
Other Conventional	8%	12.0%	17.6%	7.2%
Net real estate operations	100%	25.1%	3.6%	6.2%

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or (2) occupancy was not stabilized as of January 1, 2011, due to ongoing or completed renovations, such as exteriors, common areas or unit improvements.
SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco's ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy as of January 1, 2011. Same Store properties are classified as either Conventional or Affordable.

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